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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: March 26, 1997
                         ------------------------------
                        (Date of Earliest Event Reported)


                            ELCOM INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


        Delaware                      000-27376                   04-3175156
 ---------------------------          ----------               ----------------
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)



   10 Oceana Way, Norwood, Massachusetts                 02062
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 (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code  (617) 440-3333
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Item 5. Other Events.
---------------------

On March 26, 1997, Elcom International, Inc., a Delaware Corporation (the "Company") and certain of its subsidiaries entered into a Final Agreement of Settlement and Mutual Release of All Claims and Demands with the former owners of Computerware Business Trust ("Computerware"), which the Company acquired in February 1995, including the dismissal of all litigation pending against the principal former owners of Computerware (and related counterclaims against the Company). The essence of the settlement includes a confirmation of the merger transaction and confirms that the 1,326,417 shares of Elcom common stock issued in 1995 is the appropriate and final amount of stock due and payable in connection with the transaction. In addition, the principal former owners of Computerware have agreed to certain volume and manner-of-sale limitations on their ability to resell their shares of Elcom common stock. The settlement of these disputes and related litigation will not have any adverse affect on Elcom's financial position or results of operations.

Item 7. Financial Statements and Exhibits
-----------------------------------------

(c)  Exhibit
     -------

Exhibit No.
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   2.1      Final Agreement of Settlement and Mutual Release of All Claims and
            Demands





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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ELCOM INTERNATIONAL, INC.



                                   /s/ Laurence F. Mulhern
                                   -------------------------------------
                                   Laurence F. Mulhern
                                   Chief Financial Officer and Treasurer


DATE:  April 8, 1997




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